NONCOMPETITION AGREEMENT

                                                            Exhibit 10.72

         Agreement made this 26 day of July, 1996, between Hungarian Telephone and Cable Corp. (the "Company"), and Donald K. Roberton ("Roberton");

         WHEREAS, the Company previously employed Roberton, and is now engaging Roberton as an independent consultant, and the Company and Roberton wish to define certain mutually agreed noncompetition covenants which Roberton will adhere to, and to provide adequate compensation to Roberton in consideration of his entering into such covenants; and

         WHEREAS, in the course of such employment relationship, Roberton obtained extensive and sensitive confidential information concerning the Company's business and its present and future prospects, and which information, if available to a competitor of the Company, could cause serious competitive damage to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Roberton hereby agree as follows:

         1. (a) This Agreement shall have a six (6) year term. During the term of this Agreement, the Company shall pay Roberton the aggregate sum of $778,750.00, payable to Roberton in seventy-two (72) equal, consecutive, monthly, non-interest bearing installments of $10,815.97 each, beginning on August 31, 1996, subject to applicable tax withholdings. The payments due Roberton under this paragraph 1(a) shall be made without defense, offset, or counterclaim; any claim or defense by the Company for breach of this Agreement to be asserted according to the procedures set forth in paragraphs 1(b), 2, or 5 below. In the event the Company fails to make any payment under this paragraph 1(a) when due, which failure continues for ten (10) days after written notice to the Company by Roberton, then the Company shall be required to pay interest on the unpaid amount at the rate of one and one half percent (1.5%) per month for as long as the past due amount remains unpaid, plus a one time late payment penalty equal to ten percent (10%) of the amount then due. If the Company fails to make three (3) consecutive payments under this paragraph 1(a), after appropriate written notice as stated above, the entire balance of the aggregate payments due under this Agreement shall become due and payable. In the event of Roberton=s death prior to the payment of all amounts due under this Agreement, the payments due under this paragraph 1(a) shall continue to be paid by the Company to Roberton's designee, who shall be designated by Roberton in writing, or, upon Roberton's failure to designate a designee in writing, to Roberton=s estate.
                  (b) If any dispute arises between the Company and Roberton regarding Roberton's compliance with the terms of this Agreement, and the parties are unable to resolve such dispute to their mutual satisfaction, the dispute shall be submitted to binding arbitration, by a single arbitrator, pursuant to the Commercial Arbitration Rules of the American Arbitration
Association; provided, however, that while the arbitration is pending, the Company shall continue to make all payments due Roberton under this Agreement. The arbitrator to preside at the arbitration shall be designated within ten (10) days of the demand for arbitration, and the arbitration hearing shall be commenced within thirty (30) days of the designation of an arbitrator. The arbitration hearing shall be held at a location to be designated by the arbitrator within New York, New York, unless an alternative location is agreed to by the parties. The arbitrator shall control the scheduling (so as to process the matter expeditiously) and any discovery; provided, however, that the arbitrator must render a decision in each matter submitted for arbitration within sixty (60) days of the demand for arbitration. All times specified in this paragraph 1(b) may be extended upon mutual agreement of the parties; provided, however, that no such extension shall adversely affect the claims of or damages awardable to the Company through the arbitration. If the arbitrator decides that Roberton=s actions violate or otherwise do not comply with his obligations under this Agreement, the arbitrator must order Roberton to immediately cease and desist engaging in such actions. Damages caused by Roberton=s actions may also be assessed by the arbitrator, but only for the period from the date the Company first advised Roberton of its dispute to the date on which Roberton brings his actions into full compliance with the arbitrator=s decision; provided, however, that in no case shall the amount of damages assessed by the arbitrator exceed the total amount of payments due Roberton under this Agreement for the period to which the damages apply. The fees and expenses of each arbitration procedure, including the fees of the arbitrator, shall be shared equally by the parties to the arbitration; however, the non-prevailing party in each arbitration shall be required to reimburse the reasonable, non-shared costs of the prevailing party, except for the prevailing party's attorneys fees and related costs.

         2. Roberton agrees that for a period of six (6) years from the date of this Agreement he will not, directly or indirectly, whether or not for compensation and whether or not as an employee or independent contractor, be engaged in or have any financial interest in any business competing with or which may compete with the business of the Company (or with any business of any Affiliate) within the Republic of Hungary and bordering countries. For the purpose of this Agreement, Roberton shall be deemed to be engaged in or to have a financial interest in such a business if he is an employee, officer, director, or partner of any person, partnership, corporation, trust, or other entity which is engaged in such a business; if he directly or indirectly performs services for such entity; or if he or any member of his immediate family beneficially owns an equity interest, or interest convertible into equity, in any such entity; provided, however, that the foregoing shall not prohibit Roberton or a member of his immediate family from owning, for the purpose of passive investment, less than five percent (5%) of any class of securities of a publicly held corporation; and, further provided, that the foregoing shall not prohibit Roberton or a member of his immediate family from owning a financial interest in or from serving as a director, officer, employee, consultant, or advisor to Hungarian Teleconstruct Corp., or its successor, for the limited purpose of developing, promoting, or managing an Internet access business within any part of Europe. Roberton recognizes that a breach or threatened breach by him of his obligations under this paragraph 2 would cause irreparable injury to the Company, and the Company shall be entitled to preliminary and permanent injunctions enjoining him from violating this paragraph 2, in addition to any other remedies which may be available. For the purpose of this Agreement, the business of the Company and of its Affiliates shall be deemed to be the telecommunications and cable television businesses. The term "Affiliate" shall mean any company directly or indirectly owned or controlled by or under common control with the Company.
         3. Roberton acknowledges that: (i) in the course of his employment by the Company he obtained extensive access to the Company's trade secrets and confidential commercial information; (ii) the duration and geographic scope of this Agreement are reasonably necessary to protect the Company's legitimate commercial interests; (iii) that the restrictions contained herein will not unreasonably impair his ability to earn a living; and (iv) that if he violates the restrictions in this Agreement the Company will suffer irreparable injury.
         4. Roberton agrees that he will not solicit for employment any of the current employees of the Company, and further agrees that neither he nor any entity with which he is affiliated will employ any person for a period of three
(3) months following that person=s resignation from the Company or Affiliates.
         5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Roberton agrees to submit to the exclusive jurisdiction of the federal and state courts in the State of New York for any dispute arising under or relating to this Agreement, except those subject to the arbitration procedures set forth in paragraph 1(b). Roberton further agrees not to commence or continue litigation or other legal proceedings relating to this Agreement in any forum other than New York, and waives any claim that New York is an inconvenient forum.

         6. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                           If to the Company:

                           L.  R.  Mitten
                           Citizens International Management
                           Services Company
                           3 High Ridge Park
                           Stamford, CT  06905

                           If to Roberton:
                           Donald K.  Roberton
                           38 Campbell Drive
                           Stamford, CT  06903

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         7. This Agreement and other agreements being executed simultaneously with this Agreement constitute the entire agreement between the parties hereto with respect to the subjects thereof, and supersede and are in full substitution for any and all prior understandings or agreements, written or oral, with respect to Roberton's employment and the other subjects covered in this Agreement and in those other agreements. Roberton shall not disclose, or permit any other person to disclose, to the media or to any other person, other than his immediate family, the negotiations or circumstances leading up to this Agreement or those other agreements; the terms of this Agreement or those other agreements; or the termination of Roberton=s employment by the Company. It is acknowledged and agreed that the Company has the sole and exclusive right to make (subject to Roberton=s prior review and approval, which approval shall not unreasonably be withheld) or decline to make any public disclosures concerning any or all of the foregoing subjects; provided, however, that no information released by the Company regarding any or all of the foregoing subjects shall in any way disparage Roberton or his contributions to the Company.
         8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
         9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an Affiliate) or by Roberton.
         10. If any provision of this Agreement, or portion thereof, is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.
         11. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
         IN WITNESS WHEREOF, the Company and Roberton have executed this Agreement as of the date first written above.

                                      HUNGARIAN TELEPHONE AND CABLE CORP.


                                      By:James Morrison
                                         --------------------------------

                                         s/Donald K. Roberton
                                         --------------------------------
                                         DONALD K.  ROBERTON